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PUBLIC RELATIONS
WORLDWIDE                                                                   NEWS
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Public & Investor Relations, Corporate & Marketing Communciations


FOR:                  MEDIX RESOURCES, INC.

CONTACT:              John R. Prufeta, President and CEO
                      (212) 697-2509
                      (212) 681-9817 (fax)
                      jprufeta@cymedix.com
                      --------------------

KCSA                  Sarah Shepard / Elena Bonaiuto
CONTACTS:             (212) 896-1236 / (212) 896-1233
                      (212) 697-0910 (fax)
                      sshepard@kcsa.com / ebonaiuto@kcsa.com
                      -----------------   ------------------
                      www.kcsa.com
                      ------------
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

   Medix Resources To Hold Its First Annual Healthcare Internet Conference On
                           Connectivity At Lake Tahoe
                                   - - - - -
                Co-Sponsored With Wellpoint Pharmacy Management

NEW YORK, August 15, 2000 - Medix Resources, Inc. (AMEX: MXR) today announced that it will sponsor its first Annual Tahoe Summit on Healthcare Internet Connectivity at Lake Tahoe, California in September.

         The Summit will be co-sponsored by WellPoint Pharmacy Management (WPM) (NYSE:WLP), a subsidiary of WellPoint Health Networks Inc. and is being held at the Embassy Suites Resort Lake Tahoe from September 21-23, 2000. The Summit will bring together leading healthcare professionals to discuss important industry trends and early results. The goal is to provide a forum to freely exchange results, ideas and to collaborate on building awareness of key developments within the Healthcare Internet industry.

         Attending the Summit will be senior executives from a variety of healthcare insurers, providers, and service companies. This conference will allow healthcare executives to explore new opportunities, share ideas and solutions offered by the Internet for the healthcare marketplace.

      John R. Prufeta, President and Chief Executive Officer of Medix Resources, said, "This conference will be beneficial in creating awareness of the challenges and opportunities within the Internet Healthcare sector and will help to position Medix as a recognized leader and innovator for Internet Healthcare solutions. Medix is committed to advancing the Healthcare industry's knowledge of the many benefits of employing the Internet as a means to reduce waste,improve clinical outcomes and improve relations through effective communication between Healthcare participants."

       Mr. Prufeta added, "The unique opportunity to co-sponsor this very important and timely summit with an industry leader such as WellPoint Pharmacy Management, should assure us of an exciting meeting and lead to the advancement of this vital industry at a critical stage in its development."



800 Second Avenue              Tel 212 682 6300               E-mail pr@kcsa.com
New York, NY 10017             Fax 212 697 0910               www.kcsa.com

About Medix Resources, Inc.

         Medix Resources, Inc. through its wholly owned subsidiary Cymedix Lynx Corporation is the developer and provider of the Cymedix.com(R) suite of fully-secure, patented Internet based software products, that allow instantaneous communication of high value added healthcare information among doctor offices, hospitals, health management organizations and insurance companies. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.

About WellPoint Pharmacy Management

         WellPoint Pharmacy Management is the nation's leading health plan-owned pharmacy benefit management company serving approximately 22 million lives. WellPoint Pharmacy Management is the trade name of Professional Claim Services Inc., a wholly owned subsidiary of WellPoint Health Networks Inc. (NYSE:WLP). With complete pharmacy benefit management services for employers and health plans nationwide, WellPoint Pharmacy Management's products include, clinical management programs, drug formulary management, claims processing, benefit design consultation, pharmacy network management, local network contract development, manufacturer discount programs, prescription drug databases and utilization management. Additional information on WellPoint Pharmacy Management can be found online at www.wellpointrx.com, or by calling (800) 451-0433.

                                      # # #

Information in this press release contains forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future to a material degree. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its software products, the effectiveness and the marketability of those products, the ability of the Company to protect its proprietary information, and the establishment of an efficient corporate operating structure as the Company grows. These and other risks and uncertainties are presented in detail in the Company's Form 10-KSB for 1999,and its Form 10-QSB for the second quarter of 2000, which were filed with the Securities and Exchange Commission on March 30, 2000, and August 10, 2000, respectively. This information is available from the SEC or the Company.

     This press release and prior releases are available on the KCSA Public
                  Relations Worldwide Web site at www.kcsa.com